                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

     Filed by the registrant [X] Filed by a party other than the registrant [ ] Check the appropriate box:
[X]  Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMMUNITY MEDICAL TRANSPORT, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11:*

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:__________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing party:

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(4) Date filed:

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* Set forth the amount on which the filing fee is calculated and state how it was determined.


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                        COMMUNITY MEDICAL TRANSPORT, INC.
                                 4 Gannett Drive
                          White Plains, New York 10604



                           NOTICE OF A SPECIAL MEETING
                                 OF STOCKHOLDERS
                            TO BE HELD ON July 31, 2000




To the Stockholders of
COMMUNITY MEDICAL TRANSPORT, INC.
4 Gannett Drive
White Plains, New York 10604

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of COMMUNITY MEDICAL TRANSPORT, INC., a Delaware corporation (the "Company"), will be held at 4 Gannett Drive, White Plains, New York on July 31, 2000 at the hour of 9:00 a.m., for the following purposes:

         1) To approve the sale of 864,395 shares of common stock of the Company to ServiceWorld Inc. pursuant to an Letter Agreement dated May 17, 2000; and

         2) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on June 19, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

         You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                              By Order of the Board of Directors


                                              CRAIG V. SLOANE, Secretary


White Plains, New York
June 19, 2000

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                 4 Gannett Drive
                          White Plains, New York 10604



                                 PROXY STATEMENT

          This Proxy Statement is being mailed on or about June 24, 2000 to all stockholders of record at the close of business on June 19, 2000 in connection with the solicitation by the Board of Directors of COMMUNITY MEDICAL TRANSPORT, INC. (the "Company") of Proxies for a Special Meeting of Stockholders (the "Meeting") to be held on July 31, 2000. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions. The Company's Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, Attn: Craig V. Sloane, Corporate Secretary, by delivery of a subsequently dated proxy or by attending the Meeting and voting in person.

                                VOTING SECURITIES

         The total number of shares of the Company's common stock outstanding as of June 19, 2000 was 1,208,992. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on June 19, 2000 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 604,427 shares, must be present at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         Shares that are withheld and broker non-votes will have the same effect on the vote.

         Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with the proposal.

         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 4 Gannett Drive, White Plains, New York, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 19, 2000 with respect to the Common Stock ownership of (i) those persons or groups known to beneficially own more than 5% of the Company's voting securities, (ii) each director and director-nominee of the Company, (iii) each current executive officer whose compensation exceeded $100,000 in the 1999 fiscal year, and (iv) all current directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The information concerning the stockholders is based upon information furnished to the Company by such stockholders. Except as otherwise indicated, all of the shares of Common Stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

                                  Amount and Nature of
                                  Beneficial Ownership        Percent of Class
Name of Beneficial Owner          of Voting Securities      of Voting Securities
------------------------          --------------------      --------------------
Dean L. Sloane                          231,766 (1)                 16.1%
45 Morris Street
Yonkers, NY 10705

Craig V. Sloane                          15,833 (2)                  1.2%
45 Morris Street
Yonkers, NY 10705

Bernard M. Kruger                        19,983(3)                   1.6%
170 East 78th Street
New York, NY 10021

Lucius J. Riccio                          1,583(3)                   *
315 East 69th Street
New York, NY 10021

Ronald V. Davis                          62,778(4)                   4.9%
c/o Davis Capital LLC
2015 West Main Street
Stamford, Connecticut, 06902

Andrew M. Lessak                         55,747(5)                   4.4%
c/o Joseph Charles & Assoc.
2500 North Military Trail
Boca Raton, Florida 33431

Nicholas Puglisi                         50,334 (6)                  3.9%
55 Lambert Ridge
Cross River, New York 10158

Herbard Limited                         120,227 (7)                  9.0%
Road Town, Tortola
British Virgin Islands

Michael A. Duchesneau, M.D.              68,000 (8)                  5.3%
4015 Bayshore Blvd. #16E
Tampa, FL 33611

ServiceWorld Inc.                       193,032 (9)                 19.0%
22nd Floor
1969 Upper Water Street
Halifax, NS B3J 3R7
Canada

All directors and executive
officers as a group (6 persons)         319,165                     31.4%

------------
* Less than 1%


(1) Does not include 16,667 shares owned by Mary K. Sloane, Dean L. Sloane's wife. Dean L. Sloane disclaims beneficial ownership of such shares.

(2) Includes 15,833 shares of the Company's Common Stock subject to presently exercisable options.

(3) Includes 1,583 shares of the Company's Common Stock subject to presently exercisable options.

(4)  As reported in a Schedule 13D, dated July 3, 1997.

(5)  As reported in a Schedule 13G, dated September 23, 1998.

(6) Includes 50,000 shares of the Company's Common Stock subject to presently exercisable options.

(7)  As reported in a Schedule 13D/A, dated November 30, 1998.

(8)  As reported in a Schedule 13D, dated January 11, 2000.


                PROPOSAL 1: SALE OF COMPANY SHARES TO SERVICEWORLD

     The Company seeks approval to sell 864,396 shares of its common stock to ServiceWorld Inc. Upon completion of the sale, ServiceWorld will own 51% of the $.01 par value Company's outstanding shares of common stock. The proposed issuance is to be made pursuant to an agreement dated May 17, 2000 between us and ServiceWorld. The agreement provided for an initial purchase by ServiceWorld of 19% of our outstanding shares before sale at a price of $1.00 per share which has already occurred. At that time, the market price was $1.50 of our shares per share. The agreement contained a further obligation to sell ServiceWorld the additional shares for which we seek approval. We presently have 1,208,890 shares of common stock outstanding. Upon completion of the transaction, we will have 2,073,388 shares of common stock outstanding.

         Shareholder approval is necessary to consummate the sale of these shares under the corporate governance rules of NASDAQ small cap market Rule 4320. That rule requires shareholder approval of any transaction in which an issuer proposes to sell more than 20% of the outstanding shares below the greater of the current market price of an issuer's security or the issuer's book value.

Other arrangements with Service World.

         The Company entered into an agreement on April 18, 2000 to provide for the merger of ServiceWorld with us or one of our subsidiaries. As contemplated under this agreement we would be the surviving entity and the shareholders of ServiceWorld would receive 90% of our outstanding shares upon completion of the merger (inclusive of the shares owned by ServiceWorld). The Company will obtain an independent valuation of the merger and state law requires separate shareholder approval which will sought at a separate meeting.

         Subsequent to the agreement providing for the proposed merger with ServiceWorld we entered into the May 17, 2000 for the purchase of shares for which we seek shareholder approval described in this proxy statement. This agreement also provides for funding of the Company by ServiceWorld during the period between the purchase of the shares and the completion of the merger of the Company with ServiceWorld. Due to our losses and our technical breach of various financial covenants with our lender, our lender advised us in mid-May that it would no longer fund us unless ServiceWorld agreed to enter into the May 17, 2000 agreement. In part, due to our execution of the May 17, 2000 agreement with ServiceWorld, our lender executed a forbearance agreement and agreed not to foreclose our loans and further agreed to continue financing upon a reduced basis subject to certain conditions. Without the arrangement with ServiceWorld we may have been compelled to cease operations. The issuance of the shares for which we seek approval is a necessary part of our financing plan. Without approval we may not receive further financing necessary to continue operating.

         In addition, under the May 17 agreement Mr. Dean Sloane our chief executive officer and a principal shareholder, agreed to vote in favor of this transaction and the merger. Together with Mr. Sloane's shares, ServiceWorld voting power has over 424,808 shares. Therefore, upon completion of this transaction ServiceWorld will have voting power over 1,289,204 shares and would have sufficient shareholder voting power to vote for approval of the merger which only requires the affirmative vote of a majority of the outstanding shares.

         The agreement also granted ServiceWorld to name a director to our board. On June 12, 2000 our board approved the appointment of ServiceWorld nominee Carey Rolfe to our board.

         Mr. Rolfe is President of ServiceWorld and has been an executive of ServiceWorld since 1995. Mr. Rolfe became an officer of ServiceWorld upon the acquisition of an innovative computer and Internet technology company in Halifax, Nova Scotia which he developed. This company was acquired by ServiceWorld to develop and implement its leading franchise management system. Mr. Rolfe is a graduate of the Technical University of Nova Scotia who majored in computer science and software development. Mr. Rolfe served eleven years as a naval officer in the Canadian Forces and held the positions of Navigating Officer, Communications Officer, Project Manager and Specialist.

         ServiceWorld Inc. is an international company operating three divisions in the areas of environmental company operating three divisions in the areas of environmental services, commercial and industrial maintenance services, health facility services and residential services. Founded in 1988, the company delivers service solutions to governmental, commercial, industrial and residential clients world wide.

         Stockholder Vote Required. The approval of the foregoing proposal requires the affirmative vote of the holders, present in person or represented by proxy at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AUTHORIZE THE SALE OF 864,396 SHARES OF COMMON STOCK OF THE COMPANY TO SERVICEWORLD INC.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

     The holders of shares of common stock are entitled to dividends when and as declared by the board of directors from funds legally available therefor. The Company has never declared or paid cash dividends on its common stock. The Company intends to retain its net income, if any, to increase its capital base and, accordingly, does not currently anticipate paying cash dividends.


                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the common stock.

                                  OTHER MATTERS

         The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.




                                              By Order of the Board of Directors


                                              CRAIG V. SLOANE, Secretary


White Plains, New York
June 19, 2000

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                 4 GANNETT DRIVE
                          WHITE PLAINS, NEW YORK 10604

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY MEDICAL TRANSPORT, INC.

         The undersigned Stockholder of Community Medical Transport, Inc., a Delaware corporation, hereby acknowledges receipt of the Special Meeting of Stockholders and Proxy Statement dated June 7, 2000, and hereby appoints Dean L. Sloane, Craig V. Sloane, Nicholas Puglisi, and each of them proxies and attorneys-in-fact with full power to each of them of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Community Medical Transport, Inc., to be held on July 31, 2000 at 9:00 a.m., local time, at the 4 Gannett Drive, White Plains, New York, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth below:

1. Proposal to sell 864,396 shares of common stock to ServiceWorld Inc. pursuant to a Letter Agreement dated May 17, 2000.

2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.



         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


                                     Dated: June 19, 2000


                                     -------------------------------------------
                                     Signature


                                     -------------------------------------------
                                     Signature if held jointly

                                     (This proxy should be marked, dated and
                                     signed by the stockholder(s) exactly as
                                     his/her/its name appears hereon, and
                                     returned promptly in the enclosed envelope.
                                     Persons signing in a fiduciary capacity
                                     should so indicate. If shares are held by joint tenants or as community property, both should sign.)